Exhibit 10.2

FIRST AMENDMENT
TO
STARZ SEVERANCE AGREEMENT
WITH
Carmi Zlotnik (the “Executive”)
This First Amendment to Starz Severance Agreement (the “Amendment”) is entered into as of the 6th day of September, 2016 (the “Amendment Date”) by and between Starz Entertainment, LLC (the “Employer”) and the Executive named above.
The Employer and the Executive entered into a Starz Severance Agreement dated as of April 1, 2014 (the “Agreement”), pertaining to severance benefits if the Executive’s employment with the Employer is terminated in a Qualifying Termination.
1.Amendment. Section 1(d)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
“i.    A lump sum payment equal to 70% of the Executive’s Severance Pay Amount, which will be paid within 60 days following such termination date; and”
2.No Other Changes. Subject solely to the modifications expressly set forth in this Amendment, the Agreement will remain in full force and effect.
3.Definitions. Capitalized terms used and not otherwise defined in this Amendment will have the meanings ascribed to them in the Agreement.
IN WITNESS WHEREOF, the Employer and the Executive have signed this Amendment to be effective as of the Amendment Date.
Employer:

Starz Entertainment, LLC

By:    /s/ Christopher Albrecht
Name: Christopher Albrecht
Title: President and CEO

Executive:

/s/ Carmi D. Zlotnik
Carmi D. Zlotnik

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